UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 290-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

A.            Purchase and Sale Agreement.

On December 18, 2015, The Medicines Company (the “Company”) and subsidiaries of Mallinckrodt plc (collectively, “Mallinckrodt”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) pursuant to which the Company agreed to sell to Mallinckrodt the Company’s hemostasis business (the “Hemostasis Business”), which consists of the Company’s PreveLeakTM, RaplixaTM and Recothrom® products, for an upfront payment equal to approximately $175 million (including inventory), subject to working capital and other adjustments in the Purchase and Sale Agreement, payable at the closing of the transaction and potential milestone payments of up to $235 million in the aggregate payable following the achievement of specified calendar year net sales milestones with respect to net sales of PreveLeak and Raplixa.

The closing of the transaction is subject to the satisfaction or waiver of customary conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Purchase and Sale Agreement contains representations, warranties and covenants as to the parties’ business, financial and legal obligations and provides for indemnification by each of the parties in certain circumstances and subject to certain limitations.

The Purchase and Sale Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company or Mallinckrodt. The foregoing descriptions of the transaction and the Purchase and Sale Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase and Sale Agreement, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2015.

The representations, warranties and covenants contained in the Purchase and Sale Agreement were made only for the purposes of the Purchase and Sale Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase and Sale Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Purchase and Sale Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the Company and Mallinckrodt in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

B.            Indemnity Agreement.

On December 18, 2015, the Board of Directors (the “Board”) of the Company approved and adopted a form of indemnity agreement (the “Indemnity Agreement”), and authorized the Company to enter into the Indemnity Agreement with each of its directors and executive officers.  The Indemnity Agreement, among other things, requires the Company to:

•                  hold harmless, indemnify, and exonerate an indemnitee thereunder to the fullest extent permitted by applicable law against all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with being a party to, or otherwise participating in, any legal proceeding by virtue of having served as a director, officer, employee or agent of the Company, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  For proceedings brought by or in the right of the Company, indemnification is limited to expenses actually and reasonably  incurred by an indemnitee in connection with such proceedings.

•                  advance expenses incurred by indemnitees in defending against such proceedings.

The foregoing description of the Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indemnity Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In connection with the Company’s entrance into the Purchase and Sale Agreement to divest its Hemostasis Business as disclosed under Item 1.01 above (which is incorporated herein by reference), the Company estimates it will incur approximately $168 million to $178 million of pre-tax charges primarily during the fourth quarter of 2015, including anticipated cash expenditures by the Company of approximately $8 million. These pre-tax charges are expected to relate to (a) non-cash impairment charges (approximately $170 million), (b) costs associated with the transaction (approximately $5.0 million), (c) severance and other employee costs (approximately $2.0 million) and (d) lease termination costs (approximately $1.0 million).

Item 2.06 Material Impairments.

The information provided in in response to Items 1.01 and 2.05 above is incorporated herein by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective December 18, 2015, the Board approved and adopted the Second Amended and Restated Bylaws of the Company (the “Amended Bylaws”), which include the following amendments:

•                              Article I was amended to, among other things:

(1)                     change the advance notice period for the submission of director nominations and stockholder proposals to be made at an annual meeting of stockholders to not less than 90 days and not more than 120 days prior to the first anniversary of the prior year’s annual meeting.

(2)                     expand the disclosure requirements for stockholders who propose business or make nominations and require additional disclosure regarding proposed director nominees, including the submission of a written questionnaire with respect to the background and qualifications of such nominees and certain representations from such nominees.

(3)                     provide that only the Board may call a special meeting of stockholders or designate the date and time of the annual meeting of stockholders.

(4)                     provide that meetings of stockholders will be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the person designated by the Board, or in the absence of such person, by the person chosen by the holders of a majority of the stock entitled to vote at the meeting.

•                              Article II was amended to, among other things:

(1)                     provide that the Board may appoint from its members a Chairman of the Board, who shall have such powers and perform such other duties as may be assigned by the Board and who shall, if present and acting, preside at meetings of the Board.

(2)                     provide that meetings of the Board may be called by the Chairman of the Board, or by a majority of the directors then in office.

•                              Article III was amended to, among other things:

(1)                     provide that the officers of the Company shall consist of a Chief Executive Officer, a Secretary, a Treasurer and such other officers with such other titles as the Board may determine, including a President, a Chief Operating Officer, a Chief Financial Officer and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

(2)                     make clarifying amendments regarding the powers and duties of the Chief Executive Officer and other officers.

•                              Article V was amended to, among other things, include a forum selection provision and a jurisdictional consent in connection with the adjudication of disputes.  The provision provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or its stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or the bylaws, any action to interpret, apply, enforce or determine the validity of the Company’s certificate of incorporation or the bylaws or any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware. The jurisdictional consent provides that, if any action to which the forum selection provision is applicable is filed by a stockholder in any court other than the Delaware courts set forth in the immediately preceding sentence, the stockholder shall be deemed to have consented to the personal jurisdictions of such Delaware courts in connection with any action brought to enforce the forum selection provision.

The Amended Bylaws also include certain technical, conforming and clarifying changes.  The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.                                        Other Events.

On December 18, 2015, the Company issued a press release announcing the execution of the Purchase and Sale Agreement with Mallinckrodt. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor

Statements contained in this Current Report on Form 8-K about The Medicines Company, the Purchase and Sale Agreement and the transaction that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including without limitation approval of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the anticipated cash and non-cash charges associated with the transaction; the ability of the Company to successfully separate its Hemostasis Business from the Company’s other businesses; the commercial success of the products and the achievability of future milestone payments; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2015, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: December 23, 2015	/s/ Stephen M. Rodin
Stephen M. Rodin
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Second Amended and Restated Bylaws, approved, adopted and effective as of December 18, 2015
10.1	Form of Indemnity Agreement for Directors and Executive Officers of the Company, as approved and adopted on December 18, 2015
99.1	Press release issued by The Medicines Company on December 18, 2015